UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2012
___________

MIDDLEBURG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

    The Company held its Annual Meeting of Shareholders on May 2, 2012 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected twelve  directors to serve for one-year terms and approved the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  The voting results for each proposal are as follows:

1.	To elect 12 directors to serve for terms of one year each expiring at the 2013 Annual Meeting of Shareholders:

	For	Withhold	Broker Non-Vote
Howard M. Armfield	4,392,484.98	403,784.78	1,299,824.00
Henry F. Atherton, III	4,670,313.76	125,956.00	1,299,824.00
Joseph L. Boling	4,113,294.76	682,975.00	1,299,824.00
Childs F. Burden	4,389,684.98	406,584.78	1,299,824.00
J. Bradley Davis	4,692,799.76	103,470.00	1,299,824.00
Alexander G. Green	4,694,591.98	101,677.78	1,299,824.00
Gary D. LeClair	4,680,879.76	115,390.00	1,299,824.00
John C. Lee, IV	4,681,371.98	114,897.78	1,299,824.00
Keith W. Meurlin	4,670,313.76	125,956.00	1,299,824.00
Janet A. Neuharth	4,667,913.76	128,356.00	1,299,824.00
John M. Rust	4,695,191.98	101,077.78	1,299,824.00
Gary R. Shook	4,688,372.76	107,897.00	1,299,824.00

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2012:

For	Against	Abstain
5,710,501.98	382,098.78	3,493.00

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: May 3, 2012	By:	/s/ Gary R. Shook
Gary R. Shook
President and Chief Executive Officer